EXHIBIT 10.8

TERMS AND CONDITIONS OF
DATASTREAM SYSTEMS, INC.
1998 SINGAPORE STOCK OPTION PLAN

1.        Definitions

(a)       “Affiliate” means (a) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (b) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b)       “Change of Control” means (i) an acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership of 50 percent or more of the total outstanding Voting Securities of Datastream, other than any acquisition by Datastream or any employee benefit plan that Datastream sponsors, (ii) any sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving Datastream (a “business transaction”), unless, following such business transaction, more than 50 percent of the total outstanding Voting Securities of Datastream (or other entity surviving such business transaction) is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of Datastream immediately before such business transaction, and (iii) the sale or other disposition of all or substantially all of the assets of Datastream, other than to a corporation with respect to which following such sale or other disposition more than 50 percent of the total outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of Datastream Immediately before such sale or other disposition.

(c)       “Disability” means a disability of an Optionee such that the Optionee is entitled to disability retirement benefits under the federal Social Security Act or such that the Optionee is entitled to recover benefits under any long-term disability plan or policy maintained by the Company or an Affiliate. The determination of whether a disability exists shall be made by the Committee and shall be substantiated by competent medical advice.

(d)       “Employee” means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act (where applicable).

(e)       “Fair Market Value” with regard to a date means the closing price at which Common Stock shall have been sold on the last trading date prior to that date as reported by the Nasdaq National Market System (or, if applicable, as reported by a national securities exchange selected by the Committee (as defined in the Plan) on which the shares of Common Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting Options other than incentive stock options, Fair Market Value of the shares of Common Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Common Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If at the time of the determination of Fair Market Value shares of Common Stock are not actively traded on any market described above, Fair Market Value means the fair market value of a share of Common Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Common Stock in the hands of the Optionee; provided, however, for purposes of determining the Option price per share for an incentive stock option, Fair Market Value shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value as determined by the Committee shall be final, binding and conclusive upon each Optionee.

(f)       “Termination for Cause” means a termination of the employment relationship between the Optionee and the Company or an Affiliate due to any of the following reasons: (1) willful and continued failure (other than any such failure resulting from his incapacity during physical or mental illness) to substantially perform his duties with the Company or an Affiliate continuing 30 days after notice by the Company to the Optionee of such failure; (2) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate, as finally determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (3) conviction of the Optionee for a felony or any other crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal).

(g)       “Voting Securities” means the shares of capital stock of an entity entitled to vote generally in the election of that entity’s directors.

2.        Term and Exercise of Option

(a)       Except as otherwise provided in this Agreement, Optionee shall have the right to exercise the Option from time to time during the Exercise Period with respect to all or any part of the vested Option Shares. Election of payment in shares may incur extra P.A.Y.E. withholding taxes.

(b)       (1) As a condition to exercising this Option, Optionee must deliver to the President of the Company on any business day (A) written notice, signed by the person exercising the Option, specifying the number of Option shares being exercised and, if required, making the representations and covenants in substantially the same form as provided in the Notice of Exercise, attached as Exhibit A hereto; (B) payment (i) in cash or (ii) in shares of Common Stock that have been held by the Optionee for at least six months of the Purchase Price (defined in Section 3); (C) payment in cash of the tax withholding liability arising from the exercise; and (D) an executed shareholders’ agreement, containing terms and conditions substantially similar to any shareholders’ agreement executed by and applicable to the holders of a majority of the shares of Common Stock, if so required by the Committee.

(2)      Upon receipt of such notice and payment in full of the Purchase Price and tax withholding liability, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

(c)       Except as otherwise provided in this Agreement, the Option shall terminate on the earliest of (1) the last day of the Exercise Period; (2) the date the Committee exercises its right pursuant to Section 8 to terminate the Option; (3) thirty (30) days after Optionee ceases to be an Employee, except if such termination is due to Termination for Cause, death or Disability, (4) one-hundred eighty (180) days after Optionee ceases to be an Employee if such termination is due to death or Disability; or (5) if Optionee ceases to be an Employee as a result of a Termination for Cause, the time of such termination.

(d)       The price paid by the Company shall be payable at the Company’s option (1) by delivery to the Optionee of the entire price in the form of cash or check; or (2) by payment of four substantially equal annual installments, the first installment being due at the date of termination of the Option and the second, third and fourth installment being due on the first, second and third anniversaries of the date of termination of the Option, respectively.

3.        Purchase Price. Optionee must pay to the Company the Exercise Price (subject to adjustment pursuant to Section 8) multiplied by the number of the Option Shares being acquired through the exercise of this Option (the “Purchase Price”). Shares of Common Stock tendered by the Optionee in satisfaction of the Purchase Price shall be credited at their Fair Market Value.

4.        Non-Transferability of Option. Except for any transfer of the Option by bequest or inheritance, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in the Option. Any such disposition not made in accordance with this Agreement shall be deemed null and void. The Option shall be exercisable during the lifetime of Optionee only by Optionee, and after his death by a legatee or legatees under Optionee’s last will and testament or by his personal representative or representatives, who shall be bound by the same terms of this Agreement as apply to the Optionee.

5.        Restrictions on Transfer of Option Shares. Except as provided in this Agreement or for any transfer of Option Shares by gift, bequest, or inheritance to the Optionee’s or a subsequent shareholder’s family member, estate, heirs, or legatees or for any transfer after the closing of an initial public offering of Common Stock, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest (including but not limited to, voting rights) in or to any Option Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the same terms of this Agreement as apply to the Optionee.

6.        No Rights as Shareholder. Optionee, or his permitted transferee under Section 4, shall have no rights as a stockholder with respect to any Option Shares until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Option Shares purchased pursuant to this Option for which the record date is prior to the date of exercise hereof, except as provided in Section 8 below.

7.        Repurchase Rights.

(a)       (1)      At all times prior to the closing of an initial public offering of Common Stock, or (2) within ninety (90) days following a Termination for Cause, the Company shall have the right to repurchase from the Optionee all Option Shares. For this purpose, a notice of exercise given by the Company to the Optionee pursuant to this Section 7 shall be effective to perfect the Company’s right of repurchase, subject to the remaining provisions of this Section 7.

(b)       (1)      The Company upon exercising this right of repurchase shall give written notice to the Optionee of the number of Option Shares to be repurchased, of the repurchase price, which shall be determined pursuant to Section 7(c) hereof, and of the time and date of the closing of the repurchase of the Option Shares, which shall be no later than sixty (60) days from the date of the notice and shall be held at the principal office of the Company. At closing, the Company shall deliver the application portion of the repurchase price and the Optionee shall deliver the Option Shares to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Option Shares shall be transferred to the Company free and clear of all liens, claims, and encumbrances, however described, except for restrictions imposed by applicable securities laws.

(2)      If the Company decides to repurchase less than all of the Option Shares owned by the Optionee, the Company shall employ such method as it shall deem appropriate in determining the number of Option Shares to be repurchased.

(3)      The price for Option Shares repurchased by the Company shall be payable by delivery to the Optionee at the closing of the entire repurchase price in the form of cash or check; provided, however, the Company may pay the entire repurchase price in four substantially equal annual installments consisting of principal and interest at the “Prime Rate” reported in the Wall Street Journal on the first business day preceding the date of repurchase, the first installment being due at the closing and the second, third, and fourth installment being due on the first, second, and third anniversaries of the closing, respectively.

(4)      If the Optionee fails to consummate the sale or deliver the Option Shares certificates properly assigned when requested to do so, the Company, or its designee, shall cancel the Option Shares certificates of the Optionee and deposit the payment pursuant to Section 7(b)(3) hereof which was to be made to the Optionee in exchange for the certificates to the credit or account of the Optionee in escrow with any clearinghouse bank in the City of Greenville, South Carolina, at the expense and risk of the Optionee, or his successors or assigns, whereupon the Company shall treat the Option Shares represented thereby as having been repurchased by the Company or its designees.

(c)       The repurchase price for each Option Share shall be an amount equal to the Fair Market Value, except if the Option Shares are repurchased by the Company pursuant to written notice given within ninety (90) days following a Termination for Cause, in which case the repurchase price for each Option Share shall be the lower of Fair Market Value or the Exercise Price paid by the Optionee.

8.        Changes in Capitalization; Merger; Liquidation.

(a)       The number of shares of Common Stock reserved for the grant of Options; the number of shares of Common Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares of Common Stock or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by Datastream.

(b)       In the event of or in anticipation by the Committee of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving Datastream, the Committee may make such adjustments with respect to outstanding Options and take such other action as it deems necessary or appropriate to reflect such sale, exchange, merger, consolidation, reorganization, tender offer or other similar business transaction including, without limitation, the substitution of new Options, the termination or adjustment of outstanding Options, the acceleration of Options, or the removal of restrictions on outstanding Options. Notwithstanding the foregoing sentence, however, in the event of or in anticipation by the Committee of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving

Datastream that would result in a Change of Control, any Option granted hereunder shall become fully vested and immediately exercisable in full, and shall remain so, regardless of any provisions contained in the applicable Stock Option Agreement with respect thereto limiting the exercisability of the Option for any length of time or terminating the Option prior to the expiration of its remaining term, subject to all the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this sentence; provided, however, that such acceleration will not occur if, in the opinion of Datastream’s accountants, such acceleration would preclude the use of “pooling of interest” accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. Any adjustment pursuant to this section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but shall not otherwise diminish the then-current value of the Option.

(c)       The existence of the Plan and the Options granted pursuant to the Plan shall not limit or otherwise adversely affect in any way the right or power of Datastream to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of Datastream, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of Datastream, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

9.        Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable securities laws of the country in which Optionee resides, and/or any other applicable securities laws. In addition, the Participant hereby acknowledges that this Option may have been granted prior to the time the interest represented hereby was registered under applicable South Carolina securities laws and that, as a result, the Participant may have the right to rescind the grant of the Option. This Agreement, therefore, constitutes an offer to so rescind the prior grant for the consideration payable to the Optionee specified by Section 35-1-1530 of the South Carolina Uniform Securities Act. Because, however, the Participant has not paid any consideration for the grant, the Participant desires to decline such offer, and does hereby waive such right of rescission with respect to this Option as of the date hereof. The Company agrees to use its best efforts to register the Option (as well as the Stock into which it is convertible) under applicable securities laws as soon as practicable, and in any event, prior to the date on which any portion of the Option is vested hereunder.

10.      Successors. This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and Optionee.

11.      Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or to the

Company (attention of the President), at 50 Datastream Plaza, Greenville, South Carolina 29605, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee’s address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.

12.      Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

13.      Entire Agreement. Subject to the terms and conditions of the Datastream Systems, Inc. 1995 Stock Option Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

14.      Heading. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

15.      Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

16.      Resolution of Disputes. Any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

17.      Compliance with Securities Laws. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable TAX and securities laws which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable securities laws.